Exhibit 99.1

Commerce Planet Announces Plan to Spin-Off Its eCommerce Business

GOLETA, Calif.--(BUSINESS WIRE)--November 12, 2008--Commerce Planet, Inc. (OTCBB:CPNE) today announced that its Board of Directors has unanimously authorized management to pursue a plan to separate its eCommerce business by spinning off the business now known as Iventa into an independent publicly-traded company. The spin-off will be accomplished through a one-time share distribution to Commerce Planet shareholders in the spring of 2009.

The new independent company, to be formally named at a later date, will be a leading provider of eCommerce solutions in the entertainment, community networking and small business markets. Iventa currently serves enterprise clients in the lifestyle and entertainment markets, including SonyBMG, Rhino Records, Warner Music Group, Technicolor and numerous clubs, associations, and unique business verticals. In addition, Iventa has entered into strategic negotiations to merge with VComm Network, Inc. to provide the eCommerce solutions for trusted vendor processing of orders, branded marketing, downloads, dues, subscriptions, and online tuition/housing payment processes in the collegiate, faith-based, entertainment and professional organizations markets.

VComm Network serves many lifestyle and social verticals, and owns one of the fastest growing organizationally linked social networks, www.chaptercommunications.com, which serves millions of fraternity and sorority member-users through organization websites and the top two Greek Facebook applications The Greek Community and Greek Family Tree.

Newly Formed Spin-Off Iventa (NI)

Upon completion of the spin-off of New Iventa (NI), Commerce Planet shareholders are expected to receive one share of NI for every 20 held in Commerce Planet, Inc. NI will have approximately 1.5 million shares outstanding. New Iventa will be headquartered in Los Angeles and is expected to be listed on the OTCBB markets upon completion of the registration filings. Further information will be released as details of the plan are adopted by the Company and the Board of Directors.

Anthony Roth, President and Chief Executive Officer of Commerce Planet, stated, “This planned spin-off will result in the creation of a new business with a leading technology driven position in the lifestyle and entertainment markets. We believe this transaction will meaningfully enhance value for shareholders because it will enable our eCommerce business to pursue its own distinct strategic initiatives and significant growth opportunities with a sharpened focus. For example, by being strategically focused, NI will be able to attract and allocate growth capital and pursue mergers and acquisitions.”

Roth further stated, “This proposed spin-off will enable NI to further grow its uniquely positioned eCommerce solutions and differentiate its value proposition as a true technology sector, internet service provider. We believe that eCommerce and online marketing is trending significantly toward the trusted community networking arena. By merging with VComm Network’s tools and services, NI will be well positioned to be the leading service provider for the fast growing, target rich and highly sought-after marketing and sales channel of unique member-user base in lifestyle and entertainment social networks.”

About Commerce Planet, Inc.

Commerce Planet, Inc. is an online marketing and tele-sales provider that offers media products, lead generation services, list database management, e-commerce solutions, web marketing, call center support and CRM tools to its client partners as well as through its own direct selling businesses. For more about Commerce Planet (OTCBB: CPNE), visit our website at http://www.commerceplanet.com.

About Iventa

Iventa, a Commerce Planet Company, is a global leader in web-enabled business management software. Iventa’s core platform, the Dashboard SystemTM, provides world-class software solutions ranging from out-of-the-box small business eCommerce website templates to full-scale enterprise eCommerce. The Dashboard System provides a completely integrated software solution that enables anyone to create, deploy and manage a full featured web site complete with eCommerce System, Membership Software & Subscription Management System, Marketing Campaign Management, Content Management, Incentive and Loyalty Systems, Email Delivery and Tracking, Surveys, Polls, Message Boards and a complete Customer Resource Management (CRM) system for automating customer service. For more about Iventa visit our website at http://www.iventa.com.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements as to management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. This release contains forward-looking statements, including, without limitation, statements concerning our business and possible or assumed future results of operations. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern, adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products and services or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

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